UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2026

Lifeward Ltd.

(Exact name of registrant as specified in its charter)

Israel	001-36612	Not applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2 Cabot Rd., Hudson, MA	01749
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +508.251.1154

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Exchange Act	Trading Symbol	Name of each exchange on which registered
Ordinary Shares, no par value	LFWD	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

On October 26, 2026, the Board of Directors (the “Board”) of Lifeward Ltd. (the “Company”) appointed Ronen Tsimerman, age 56, as the Company’s Chief Financial Officer, principal financial officer and principal accounting officer, effective November 1, 2026.

Mr. Tsimerman is an experienced global finance executive who most recently served as chief financial officer of Scopio Labs Ltd. from August through October 2026. Previously, he served as chief financial officer of IceCure Medical Ltd (Nasdaq: ICCM) from May 2017 to August 2026 and as its chief operating officer from May 2018 to November 2025. He served as chief financial officer of Insuline Medical Ltd. (TASE: INSL) from May 2015 to May 2017, as chief financial officer of Mer-Group Broadband division (TASE: CMER) from 2005 to 2013, and as vice president of finance of Mer-Group Telecom Division from 2013 to 2014. Mr. Tsimerman received a bachelor’s degree in business and MBA from the College of Management, in Israel.

In connection with Mr. Tsimerman’s appointment, the Company and Mr. Tsimerman will enter into an employment agreement, subject to the approval of the Company’s shareholders of the Company’s renewed compensation policy in its upcoming annual general meeting to be held on October 30, 2026 (the “Renewed Compensation Policy” and “CFO Employment Agreement,” respectively), providing for a gross monthly base salary of NIS 70,000, an annual performance-based bonus as will be determined each year by the compensation committee and the Board, with a target amount of not less than four monthly salaries and a transaction bonus. The bonuses are subject to the terms of the Renewed Company’s Compensation Policy and any required approvals.

The CFO Employment Agreement provides for a 3-month notice period for termination, increasing to four months for either party following any change in the Company’s Chief Executive Officer, including the appointment of a permanent Chief Executive Officer.

In connection with his appointment, the Company also entered into its standard indemnification, insurance and exculpation agreement with Mr. Tsimerman.

Mr. Tsimerman does not have any family relationship with any director or executive officer of the Company. Except for Mr. Tsimerman’s compensation arrangements with the Company described herein, there are no arrangements or understandings between Mr. Tsimerman and any other person pursuant to which Mr. Tsimerman was appointed as Chief Financial Officer, and there are no transactions in which Mr. Tsimerman has an interest requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lifeward Ltd.

Dated: October 27, 2026	By:	/s/ Josh Hexter
	Name:	Josh Hexter
	Title:	Interim Chief Executive Officer